RELEASE, COVENANT NOT TO SUE,
                       NON-DISCLOSURE AND NON-SOLICITATION
                                    AGREEMENT


         This RELEASE, COVENANT NOT TO SUE, NON-DISCLOSURE AND NON- SOLICITATION AGREEMENT (the "AGREEMENT") dated as of April 18, 2000 among (1) Robert G. Cox ("Executive"), and (2) Summit Bancorp. and all parent and subsidiary corporations, partnerships and other entities and affiliates controlled by, controlling or under common control with Summit Bancorp. (together with any predecessor and successor entities hereinafter being collectively referred to as "SUB") sets forth the agreements of the parties hereto with regard to the matters set forth herein:

1. Background. Executive is an Executive of SUB and a party to a Participation Agreement last amended October 15, 1997 pursuant to which Executive participates in SUB's Executive Severance Plan (the "Plan") and a Termination Agreement last amended October 15, 1997 and an Employment Agreement dated as of March 1, 1996, as amended by Amendment No. 1 dated as of March 1, 1999 (the Plan and these Agreements together being collectively referred to as the "Contracts"). Any capitalized terms used but not defined herein shall have the meaning set forth in the applicable Contract.

     a. A Change of Control has NOT occurred. If a Change of Control has NOT occurred, Executive is not entitled to any benefits under the Termination Agreement.

     b. Executive's employment with SUB has terminated on April 30, 2000, which shall be the Date of Termination for purposes of the Contracts, notwithstanding any failure to adhere to the provisions for giving a Notice of Termination and the method of determining the Date of Termination set forth in the Contracts, any such failures being hereby waived by the parties.

     c. This termination shall constitute a termination "by retirement" for purposes of any stock options and restricted stock which Executive holds, and the Termination Date shall be the termination date for the purposes of such options. Attached hereto as Appendix A is a list of all outstanding SUB options held by Executive on the date hereof, and the last date for exercise of each, subject to the subsequent death or disability of the Executive.

2.   Payments.

     a.   Executive  shall  receive  within  two  business  days  following  the
          EFFECTIVE DATE (as defined in paragraph 7 hereof) $1,999,300, the gross amount due to Executive under the Contracts, which shall be paid to Executive by check or deposit in Executive's bank account, less amounts withheld in respect of federal, state and local taxes and benefits contributions, which Executive acknowledges represents all amounts currently due Executive under the Contracts. Executive acknowledges and agrees that Executive is not entitled to any severance payments under any other contract or severance program of SUB, the Contracts and this Agreement being intended to substitute for any such other severance program. SUB continues to be obligated to provide certain welfare and pension benefits and perquisites, as more fully set forth herein and in the Contracts. Executive has been provided with a summary of these benefits, but, in the event of any conflict between the terms of (1) this Agreement versus the Contracts, this Agreement will govern, or (2) this Agreement and the Contracts and SUB's various benefits plans versus the summary, this Agreement and the Contracts and benefits plans will govern. SUB will also pay Executive's reasonable legal expenses for review of this Agreement.

     b. Subject to any applicable withholding obligations, Executive shall receive a total monthly pension of $45,200 during his lifetime based on Executive's binding election under all pension plans and contracts of the "qualified joint and survivor annuity" (as defined in Section 4.01(a) of the Summit Bancorp Retirement Plan for Executive for a married person as "an annuity for the life of the Participant with a survivor annuity for the life of his spouse which is fifty percent (50%) of the amount of the annuity payable during the joint lives of the Participant and his spouse and which is the Actuarial Equivalent of a single annuity for the life of the Participant"). Executive's spouse shall receive a total monthly pension of $22,600 after the death of Executive for the balance of her lifetime if she survives him. Pension payments shall be coincident in time and form with the benefits paid to, or on behalf of, Executive or a beneficiary by the Summit Bancorp Retirement Plan, and shall be inclusive of all payments under all past and present defined benefit retirement plans (which may include qualified, non-qualified, supplemental and excess benefits plans ), previously or presently maintained by SUB and any predecessor, and under the Contracts. The monthly pension benefit payable to the Executive or Executive's spouse and the "alternate payee," as defined in Section 17.02(f) of the Summit Bancorp Retirement Plan as a former spouse who is recognized in a domestic relations order, under this subparagraph shall, in the aggregate, equal the difference between (1) $45,200 per month during the Executive's lifetime and $22,600 during the life of the surviving spouse based on the "qualified joint and survivor annuity," less (2) the monthly retirement benefits that are payable to the Executive or the Executive's spouse and "alternate payee" under all retirement plans and other employment contracts of SUB in which the Executive participates (the "Special Retirement Benefits"). These Special Retirement Benefits are provided on an unfunded basis, are not intended to meet the qualification requirements of Section 401 of the Internal Revenue Code of 1986, as amended (the "Code"), and shall be payable solely from the general assets of SUB.

     c. Executive shall receive a grant of 5,000 shares of incentive stock under the SUB 1993 Incentive Stock and Option Plan, effective February 29, 2000, which shares will vest on the Termination Date due to Executive's retirement.

     d. Executive's non-qualified options granted under the former 1994 The Summit Bancorporation Stock Incentive Plan as noted on Appendix A which are currently outstanding and exercisable shall be exercisable until the earlier of the expiration of such options or April 30, 2003, subject to the subsequent death or disability of the Executive.

3. Restrictive Covenants. In consideration of the payments to Executive as specified in paragraph 2 above, Executive agrees as follows:

     a. Non-Solicitation of SUB Customers. For a period of two (2) years from the date hereof, Executive will not actively solicit or induce any person, corporation, or other entity that is a customer of SUB to become a customer of any other person, firm, corporation, or other entity which directly or indirectly competes with SUB, or approach any such person, firm, corporation, or other entity for such purpose or authorize or knowingly approve the taking of such actions by other persons, without the prior written consent of SUB. This shall not be deemed to prohibit (i) responding to requests for service initiated by customers of SUB, (ii) solicitation of the public at large through television, radio, newspapers, magazines, newsletters or Internet home pages, or (iii) resolicitation by the competitor of persons, firms, corporations or other entities who were customers of both SUB and the competitor on the date hereof for those services provided to the customer by the competitor on the date hereof.

     b. Non-Solicitation of SUB Employees. For a period of five (5) years from the date hereof, Executive will not solicit or induce any person who is an employee of SUB or was such at any time within three months prior to the date hereof to become employed by any other person, firm or corporation or approach any such employee for such purpose or authorize or knowingly approve the taking of such actions by other persons, without the prior written consent of SUB.

     c. Non-Disclosure of Proprietary Information. Executive acknowledges that during the course of Executive's employment with SUB Executive received, obtained or became aware of or had access to proprietary information, lists and records of customers and trade secrets which are the property of SUB and which are not known by competitors or generally by the public ("Proprietary Information") and recognizes such Proprietary Information to be valuable and unique assets of SUB. For purposes of this subparagraph: (i) Proprietary Information is deemed to include, without limitation, (A) marketing materials, marketing manuals, policy manuals, procedure manuals, policy and procedure manuals, operating manuals and procedures and product documentation, (B) all information about pricing, products, procedures, practices, business methods, systems, plans, strategies or personnel of SUB, (C) circumstances surrounding the relationships with, knowledge of, or information about the customers, clients, and accounts of SUB, including but not limited to the identity of current active customers or prospects who have been contacted by SUB, the expiration dates and other terms of loans or deposit or other banking relationships, details or special product provisions or special combinations of products, or special prices, and (D) all other information about SUB which has not been disclosed in documents filed with the U.S. Securities and Exchange Commission or otherwise publicly disseminated by SUB, whether or not that information is recorded and notwithstanding the method of recordation, if any; and (ii) Proprietary Information is deemed to exclude all information legally in the public domain. Executive agrees to hold the Proprietary Information in the strictest confidence and agrees not to use or disclose any Proprietary Information, directly or indirectly, at any time for any purpose, without the prior written consent of SUB or to use
          for  Executive's   benefit  or  the  benefit  of  any  person,   firm,
          corporation or other entity (other than SUB), any Proprietary Information, and to use Executive's best efforts to prevent such prohibited use or disclosure by any other persons. Executive has returned all Proprietary Information in Executive's possession or control to SUB. In the event that Executive is required or compelled by judicial or investigative process to disclose Proprietary Information, such disclosure shall be permitted, provided that Executive shall promptly notify SUB upon receipt of such process in order to afford SUB the opportunity to obtain an appropriate protective order concerning the Proprietary Information, and Executive agrees to cooperate with SUB in the event that SUB seeks such a protective order.

     d. Covenant Not to Compete. The parties recognize that the Executive was an important officer of SUB, that Executive's reputation and business and personal relationships were of significant benefit to SUB, and that Executive had access to information about SUB's plans and projections as well as other confidential information. The parties further agree that SUB is in direct competition with certain banks and bank holding companies and thrifts and the Executive agrees that Executive will not, for a period of two (2) years from the date hereof, accept employment or serve in any capacity with any national or state bank or a thrift institution (collectively "depository institution") or any affiliate thereof (which affiliate is engaged in a business competitive with SUB's existing businesses), other than SUB, at a principal place of employment within 25 miles of any existing branch location of SUB or any of its existing subsidiaries, without the written permission of SUB, except that Executive may serve as a director but not as an employee or in an other active capacity of an affiliate of a depository institution or institutions having deposits in the aggregate of not more than $500 million at the time of commencement of service.

     e. Cooperation, No Detrimental Actions. Executive will cooperate with SUB in enforcing its claims against customers and former customers of SUB, including appearing as a witness for SUB in court or administrative proceedings, subject to reasonable reimbursement for Executive's time and expenses. Executive will not take actions or make disparaging statements which are detrimental to SUB or the RELEASEES, as defined in paragraph 5 below.

     f. Remedies. Executive hereby acknowledges that Executive's duties and responsibilities under this paragraph 3 are unique and extraordinary and that irreparable injury may result to SUB in the event of a breach of the terms and conditions of this paragraph 3, which may be difficult to ascertain, and that the award of damages would not be adequate relief to SUB and the RELEASEES. Executive therefore agrees that in the event of Executive's breach of any of the terms or conditions of this paragraph 3, SUB shall have the right, without posting any bond or other security, to preliminary and permanent injunctive relief as well as damages and an equitable accounting of all earnings, profits and other benefits arising from such violation, which rights shall be cumulative and in addition to any other rights or remedies in law or equity to which SUB may be entitled against Executive. The covenants of Executive in paragraphs 3a, 3b, 3c, 3d and 3e of this Agreement shall each be construed as an agreement independent of any other provision in this AGREEMENT, and the existence of any claim or cause of action of Executive against SUB, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by SUB of paragraphs 3a, 3b, 3c, 3d and 3e.

     g. Enforcement. If at the time of the enforcement of subparagraphs 3a, 3b, 3c, 3d, 3e or 3f above a court shall hold that the period or scope of the provisions thereof are unreasonable under the circumstances then existing, the parties hereby agree that the maximum period or scope permitted by the court under the circumstances shall be substituted for the period or scope stated in those subparagraphs.

4. Short-Swing Securities Profits. Executive acknowledges that Executive will remain subject to the short-swing liability provisions of Section 16 of the federal Securities Exchange Act of 1934 for six months following termination of employment.

5. Release. In consideration of the payments to Executive as specified in paragraph 2 above, Executive grants SUB a RELEASE of only all claims, both known and unknown, that Executive may have that relate to the termination of Executive's employment (hereafter a "WRONGFUL TERMINATION CLAIM"). The Executive and SUB agree that a WRONGFUL TERMINATION CLAIM, specifically and without limitation, does not include claims:

     a. for indemnification as a corporate agent of SUB against claims by third parties;

     b. under employee benefit plans, including supplemental employee retirement plans, maintained by SUB or any of the predecessor organizations thereof, including but not limited to rights under any workers compensation program, Section 502(a) of the Employee Retirement Income Security Act, as amended, 29 U.S.C.ss.1001 et seq., and under the Consolidated Omnibus Budget Reconciliation Act of 1985 ("COBRA");

     c. arising out of enforcement of the Contracts or this Agreement by Executive; or

     d. constituting cross-claims against SUB as a result of claims brought by unaffiliated third parties against Executive based on Executive's service as an executive of SUB.

          The statutes which could form the basis for a WRONGFUL TERMINATION CLAIM include, but are not limited to, Title VII of the Civil Rights Act of 1964, as amended, 42 U.S.C.ss.1971 et seq.; the Age Discrimination in Employment Act of 1967, as amended, 29 U.S.C.ss.621 et seq.; Section 510 of the Employee Retirement Income Security Act of 1974, as amended, 29 U.S.C.ss.1001 et seq.; the Americans With Disabilities Act, as amended, 42 U.S.C.ss.12101 et seq.; the Older Workers Benefit Protection Act, as amended, 29 U.S.C.ss.621 et seq.; the Civil Rights Act of 1866, as amended, 42 U.S.C.ss.1981 et seq.; the New Jersey Law Against Discrimination, as amended, N.J.S.A. 10:5-1 et seq.; the New Jersey Conscientious Employee Protection Act, as amended, N.J.S.A. 34:19-1 et seq.; the New York Human Rights Law, Executive Lawss.290 et seq.; the Pennsylvania Human Relations Act, as amended, 43 P.S.ss.951 et seq.; and the Pennsylvania Whistleblower Law, as amended, 43 P.S.ss.1421 et seq. The common law (non-statutory) theories under which a WRONGFUL TERMINATION CLAIM could be made include, but are not limited to, breach of an express employment contract, breach of a contract implied from a personnel handbook or manual, or commission of a civil wrong (known as a "tort") resulting in Executive's termination, or for alleged violation of the public policy of the United States or any state. Granting a RELEASE of any WRONGFUL TERMINATION CLAIM pursuant to this AGREEMENT means that on behalf of Executive and all who succeed to

          Executive's rights and responsibilities, Executive releases and gives up only any and all WRONGFUL TERMINATION CLAIMS that Executive may have against SUB, and any of its subsidiaries, affiliates or divisions, and all of their directors, officers, representatives, shareholders, agents, employees, and all who succeed to their rights and responsibilities (collectively referred to as "RELEASEES"). With respect to any charges filed concerning events or actions relating to a WRONGFUL TERMINATION CLAIM that occurred on or before the date of this AGREEMENT or Executive's Termination Date (whichever is later), Executive waives and releases any right that Executive may have to recover in any lawsuit or proceeding brought by Executive or by an administrative agency on Executive's behalf against the RELEASEES.

          Nothing contained herein shall diminish Executive's rights under the law, SUB's by-laws, or any contract of insurance to indemnification and advancement of defense costs respecting liabilities and expenses arising in connection with actions performed by Executive as a corporate agent for SUB.

6. Covenant Not to Sue. Executive covenants not to sue the RELEASEES over any WRONGFUL TERMINATION CLAIM. Such a covenant not to sue the RELEASEES means that Executive represents that Executive has not through the date of execution of this Agreement filed a WRONGFUL TERMINATION CLAIM, charge or lawsuit with any court or government agency against the RELEASEES, and that Executive will not file such a lawsuit subsequent to execution of this Agreement. Executive also waives any right to become, and promises not to become, a member of any class in a case in which WRONGFUL TERMINATION CLAIMS are asserted against any of the RELEASEES.

7. Review Period. Executive acknowledges that Executive has up to 21 days to review this AGREEMENT, and was advised to review it with an attorney of Executive's choice. Executive also acknowledges that Executive was further advised that Executive has seven days after Executive signs this AGREEMENT to revoke it by notifying SUB in writing, of such revocation as set forth under Notices below. This AGREEMENT shall become effective on the tenth
     (10th) day following its execution by Executive (the "EFFECTIVE DATE"), unless revoked in accordance with the preceding sentence.

8. Revocation of Authority. Executive agrees and acknowledges that as of the Termination Date Executive shall no longer be empowered to bind SUB in any agreement, whether verbal or written, and that Executive shall have no authority to execute any documents, deeds, leases, or other contracts on behalf of SUB. To the extent not effected by termination of Executive under the Contracts, Executive resigns from all offices and positions with SUB.

9. Successors and Assigns. All rights and duties of SUB under this Agreement shall be binding on and inure to the benefit of SUB, its successors and assigns. All rights of Executive hereunder shall be binding upon and inure to the benefit of Executive's personal or legal representatives.

10. Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered personally with receipt acknowledged or sent by registered or certified mail, postage prepaid or by reputable national overnight delivery service, to the addresses shown below, unless changed by notices given as herein provided, except that notice of change of address only shall be effective upon actual receipt:

                  If to SUB, to:
                                            Summit Bancorp.
                                            301 Carnegie Center
                                            P.O. Box 2066
                                            Princeton, New Jersey 08543-2066
                                            Attention: Executive Vice President
                                                       of Human Resources


                  With a copy to:
                                            Summit Bancorp.
                                            301 Carnegie Center
                                            P.O. Box 2066
                                            Princeton, New Jersey 08543-2066
                                            Attention: General Counsel

                  If to the Executive, to:
                                            Mr. Robert G. Cox
                                            211 Liberty Corner Road
                                            Far Hills, New Jersey 07931

                  With a copy to:
                                            John F. Kuntz, Esquire
                                            Bourne, Noll & Kenyon
                                            382 Springfield Avenue, P.O. Box 690
                                            Summit, New Jersey 07902-0690




11. Covenant Not to Challenge Enforceability. Both Executive and SUB understand that this AGREEMENT is final and binding when executed by both parties, subject to paragraph 7 above, and both agree not to thereafter challenge its enforceability.

12. Applicable Law. This AGREEMENT shall be deemed to have been made within the State of New Jersey, and it shall be interpreted, construed, and enforced in accordance with the law of the State of New Jersey, and before the Courts of the State of New Jersey.

13. Amendments, Modifications, Waivers. This AGREEMENT cannot be amended or modified except by a written document signed by both SUB and Executive and no provision can be waived except by a written document signed by the waiving party.

14.  By signing this AGREEMENT, Executive acknowledges:

     a.   EXECUTIVE HAS READ THIS AGREEMENT COMPLETELY.

     b.   EXECUTIVE  HAS  HAD AN  OPPORTUNITY  TO  CONSIDER  THE  TERMS  OF THIS
          AGREEMENT.

     c. EXECUTIVE HAS BEEN ADVISED TO CONSULT WITH AN ATTORNEY OF EXECUTIVE'S CHOOSING PRIOR TO EXECUTING THIS AGREEMENT.

     d. EXECUTIVE KNOWS THAT EXECUTIVE MAY BE GIVING UP IMPORTANT LEGAL RIGHTS BY SIGNING THIS AGREEMENT.

     e. EXECUTIVE UNDERSTANDS AND MEANS EVERYTHING THAT EXECUTIVE HAS SAID IN THIS AGREEMENT, AND EXECUTIVE AGREES TO ALL ITS TERMS.

     f. EXECUTIVE IS NOT RELYING ON SUB OR ANY REPRESENTATIVE OF SUB TO EXPLAIN THIS AGREEMENT AND RELEASE TO EXECUTIVE. EXECUTIVE HAS HAD AN OPPORTUNITY TO CONSULT AN ATTORNEY OR OTHER ADVISOR TO EXPLAIN THIS AGREEMENT AND ITS CONSEQUENCES TO EXECUTIVE BEFORE EXECUTIVE SIGNED IT, AND EXECUTIVE HAS AVAILED HIMSELF OR HERSELF OF THIS OPPORTUNITY TO WHATEVER EXTENT EXECUTIVE DESIRED.

     g. EXECUTIVE HAS SIGNED THIS AGREEMENT VOLUNTARILY AND ENTIRELY OF EXECUTIVE'S OWN FREE WILL, WITHOUT ANY PRESSURE FROM SUB OR ANY REPRESENTATIVE OF SUB, OR ANYONE ELSE.

                  IN WITNESS WHEREOF, and intending to be legally bound hereby, this Agreement has been executed as of the day and year first above written.

ATTEST:                                    SUMMIT BANCORP.


/s/ Richard F. Ober, Jr.                   By: /s/ Alfred M. D'Augusta
Secretary                                  Executive Vice President


                                           /s/ Robert G. Cox
                                           EXECUTIVE: Robert G. Cox


STATE OF NEW JERSEY:

COUNTY OF UNION:

         I certify that on this 18th day of April, 2000 personally came before me Robert G. Cox (Executive), who, being duly sworn, acknowledged under oath to my satisfaction that such person is named in and personally executed the foregoing Receipt and Release as such person's voluntary act and deed, for the purposes set forth therein.

         IN WITNESS WHEREOF, I have set my hand this 18th day of April, 2000.

By:      /s/ Colleen Adamson
         Notary Public of the State of New Jersey

My Commission expires February 3, 2005

                                                                      Appendix A
===============================================================================
 Closing Statement
                                                  Summit Bancorp.
                                                  ID: 22-1903313
                                                  301 Carnegie Center
                                                  Princeton, NJ  08543



Retirement Date: 4/30/2000



Robert G. Cox
211 Liberty Corner Road
Far Hills, NJ  07931


===============================================================================


Exercisable Options
                                                                    Vesting                                  Last
Option     Option     Plan/      Option     Shares      Shares      Stop       Shares                        Date to
Number     Date       Type       Price      Granted     Exercised   Date       Exercisable    Total Price    Exercise
-----------------------------------------------------------------------------------------------------------------------
CM000283   12/18/1984  SUMM/NS     $6.9400     42,267      42,267   4/30/2000             0           $0.00
CM000285   3/13/1986   SUMM/NS    $12.5800     14,557      14,557   4/30/2000             0           $0.00
CM000289   6/29/1988   SUMM/NS    $13.2445     11,953      11,953   4/30/2000             0           $0.00
CM000291   3/2/1989    SUMM/NS    $13.8889     11,137      11,137   4/30/2000             0           $0.00
CM000293   12/21/1989  SUMM/NS    $10.9407     11,137      11,137   4/30/2000             0           $0.00
CM000295   3/6/1991    SUMM/NS     $7.2371     29,700      29,700   4/30/2000             0           $0.00
CM000298   3/10/1992   SUMM/NS    $10.1037     35,640      35,640   4/30/2000             0           $0.00
CM000300   3/9/1993    SUMM/NS    $14.4815     26,730           0   4/30/2000        26,730     $387,090.50    3/9/2003
CM000301   3/8/1994    SUMM/NS    $13.2963     22,275           0   4/30/2000        22,275     $296,175.08   4/30/2003
CM000304   1/17/1995   SUMM/NS    $14.3519     64,665           0   4/30/2000        64,665     $928,065.61   4/30/2003
CM000305   1/17/1995   SUMI/IS    $14.3519      6,885       6,885   4/30/2000             0           $0.00
CM000307   2/20/1996   SUMM/NS    $26.0185     82,755           0   4/30/2000        82,755   $2,153,160.97   4/30/2003
ES004242   1/24/1997   1993/NQ    $29.4167     95,625           0   4/30/2000        95,625   $2,812,971.94   4/30/2003
00000138   1/23/1998   1993/NQ    $49.2188    109,000           0   4/30/2000       109,000   $5,364,849.20   4/30/2003
ES6846     1/22/1999   1993/NQ    $39.8750     81,000           0   4/30/2000        81,000   $3,229,875.00   4/30/2003
                                                                                  ---------  --------------
                                                 T O T A L S                        482,050  $15,172,188.30
